SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2002
Date of Report
(Date of earliest event reported)

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-15941	59-3603677

(Commission File No.)	(IRS Employer Identification Number)

202 South Wheeler Street
Plant City, FL 33566
(Address of Principal Executive Offices)

(813) 754-4330
(Registrant’s Telephone Number, Including Area Code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     UTEK Corporation (AMEX: UTK) has acquired all the outstanding shares of common stock of Techex Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Intellectual Property Technology Exchange, Inc., in a tax-free stock-for-stock exchange. UTEK Corporation issued 10,000 unregistered shares of its common stock to Intellectual Property Technology Exchange, Inc. in exchange for all of the issued and outstanding shares of common stock of Techex Acquisition Corporation. The shares acquired by Intellectual Property Technology Exchange, Inc. in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The value of the consideration paid by UTEK Corporation was estimated at $71,000 based on the closing price of $7.10 of UTEK Corporation on May 31, 2002.

     Techex Acquisition Corporation holds the TechEx.com website and certain intangible assets. The TechEx.com website is used by many technology transfer and research professionals to efficiently exchange licensing opportunities and innovations available for partnering.

     The amount of consideration was determined by arms-length negotiations between the parties. The transaction was consummated on May 31, 2002.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). The Company will, if required, file such financial statements within sixty days of the date hereof.

(b) Pro Forma Financial Information

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial statements required by this Item 7(b). The Company will, if required, file such financial statements within sixty days of the date hereof.

(c) Exhibits.

2	Stock Purchase Agreement, by and among UTEK Corporation, Techex Acquisition Corporation, and Intellectual Property Technology Exchange, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2002	UTEK CORPORATION

By: /s/ Clifford M. Gross Clifford M. Gross Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

2	Stock Purchase Agreement, by and among UTEK Corporation, Techex Acquisition Corporation, and Intellectual property Technology Exchange, Inc.